    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 8, 1994


                                                       REGISTRATION NO. 33-51059
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------


                                AMENDMENT NO. 3

                                       TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

       SANTA FE ENERGY RESOURCES, INC.*                      SANTA FE ENERGY TRUST

              (EXACT NAME OF REGISTRANTS AS SPECIFIED IN CHARTER)

                   DELAWARE                                          TEXAS

        (STATES OR OTHER JURISDICTIONS OF INCORPORATION OR ORGANIZATION)

                  36-2722169                                      76-6081498

                    (I.R.S. EMPLOYER IDENTIFICATION NUMBERS)

       1616 SOUTH VOSS ROAD, SUITE 1000            TEXAS COMMERCE BANK NATIONAL ASSOCIATION
             HOUSTON, TEXAS 77057                          CORPORATE TRUST DIVISION
                (713) 783-2401                              600 TRAVIS, SUITE 1150
                                                             HOUSTON, TEXAS 77002
                                                                (713) 216-5100

       (ADDRESSES, INCLUDING ZIP CODES, AND TELEPHONE NUMBERS, INCLUDING
            AREA CODES, OF REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)

                                 DAVID L. HICKS
                        1616 SOUTH VOSS ROAD, SUITE 1000
                              HOUSTON, TEXAS 77057
                                 (713) 783-2401
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
- ---------------

* On its own behalf and as sponsor of Santa Fe Energy Trust, a grantor trust formed under the laws of the State of Texas.

                             ---------------------
                                   Copies to:

            ANDREWS & KURTH L.L.P.                      SIMPSON THACHER & BARTLETT
          4200 TEXAS COMMERCE TOWER                        425 LEXINGTON AVENUE
             HOUSTON, TEXAS 77002                        NEW YORK, NEW YORK 10017
                (713) 220-4200                                (212) 455-2000
          ATTENTION: JAMES M. PRINCE                  ATTENTION: VINCENT PAGANO, JR.

                             ---------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /
                             ---------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL
FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION
STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A),
MAY DETERMINE.
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- --------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

     All capitalized terms used and not defined in Part II of this Registration Statement shall have the meanings assigned to them in the Prospectus which forms a part of this Registration Statement.

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses payable by Santa Fe in connection with the registration of the Depositary Units (including the underlying Trust Units) offered hereby, other than underwriting discounts and commissions, are as follows:

                                   DESCRIPTION                                    AMOUNT
    --------------------------------------------------------------------------   --------
    Securities Act registration fee...........................................   $  4,375
    NASD filing fee...........................................................      1,769
    Blue Sky qualification fees and expenses..................................     15,000
    Legal fees and expenses...................................................     90,000
    Accounting fees and expenses..............................................     80,000
    Engineering fees and expenses.............................................      1,000
    Printing costs............................................................    125,000
    Miscellaneous.............................................................      7,856
                                                                                 --------
              Total...........................................................   $325,000
                                                                                 --------
                                                                                 --------

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

     Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     Article NINTH of Santa Fe's Restated Certificate of Incorporation states that:

          "No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages from breach of fiduciary duty by such director as a director; provided, however, that this Article NINTH shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article NINTH shall apply to, or have any effect on, the liability or alleged liability of any director of the Corporation for or with respect to any facts or omissions of such director occurring prior to such amendment or repeal. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended."

     Article VI of Santa Fe's Bylaws further provides that Santa Fe shall indemnify its officers, directors and employees to the fullest extent permitted by law. Pursuant to such provision, Santa Fe has entered into agreements with various of its officers, directors and employees which provide for indemnification of such persons.

     Pursuant to the Underwriting Agreement filed as Exhibit 1.1 hereto, the Underwriter agrees to indemnify, under certain conditions, Santa Fe, its officers and directors and persons who control Santa Fe within the meaning of the Securities Act against certain liabilities.

     Santa Fe maintains a $25,000,000 policy of officers and directors liability insurance.

     Section 6.02 of the Trust Agreement provides that the Trustee and its officers, directors, employees and agents will be indemnified by the Trust estate against and from any and all liabilities, expenses, claims, damages or losses incurred by it individually or as trustee in the administration of the Trust and the Trust estate, or in the doing of any act done or performed or omission occurring on account of it being trustee, except for such liabilities, expenses, claims, damages or losses arising from fraud or acts or omissions in bad faith or which constitute gross negligence.

     Section 6.03(a) of the Trust Agreement provides that Santa Fe will indemnify the Trustee against any losses, claims, damages or liabilities arising out of or based upon this Registration Statement, the Prospectus contained herein, any amendment or supplement hereto, any other filing, report or other action taken in respect of the Securities Act of 1933, the Securities Exchange Act of 1934 or any other federal or state securities law, or the listing of the Depositary Units on the New York Stock Exchange.

     Section 6.03(b) of the Trust Agreement provides that Santa Fe will indemnify the Trustee (but not the Trust estate) against any losses, claims, damages or liabilities to which the Trustee may become subject as a result of its being trustee, under or with respect to any environmental law (as defined) insofar as such losses, claims, damages or liabilities arise out of, are based upon or connected with the Royalty Properties.

ITEM 16. EXHIBITS


       1.1         -- Form of Underwriting Agreement
       3.1         -- Trust Agreement of Santa Fe Energy Trust*
       4.1         -- Deposit Agreement (including form of SPER attached as Exhibit A)*
       5.1         -- Opinion of Andrews & Kurth L.L.P.*
       8.1         -- Opinion of Andrews & Kurth L.L.P. regarding tax matters (included as part of Exhibit 5.1)*
      23.1         -- Consent of Price Waterhouse*
      23.2         -- Consent of Andrews & Kurth L.L.P. (included in their opinion filed as
                      Exhibit 5.1)*
      23.3         -- Consent of Ryder Scott Company, independent petroleum engineers*
      24.1         -- A power of attorney, pursuant to which amendments to this Registration
                      Statement may be filed, is included on the signature page contained in
                      Part II of this Registration Statement*
      99.1         -- Form of Net Profits Conveyance (Multi-State)*
      99.2         -- Form of Wasson Conveyance*
      99.3         -- Form of Louisiana Mortgage*


- ---------------

* Previously filed

ITEM 17. UNDERTAKINGS

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual reports pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, SANTA FE ENERGY RESOURCES, INC. CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF HOUSTON, STATE OF TEXAS, ON FEBRUARY 8, 1994.


                                          SANTA FE ENERGY RESOURCES, INC.

                                          By:      /s/  DAVID L. HICKS
                                                      David L. Hicks,
                                             Vice President and General Counsel

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


                  SIGNATURE                               TITLE                     DATE
- ---------------------------------------------   --------------------------   -------------------
                      *JAMES L. PAYNE           Chairman of the Board,        February 8, 1994
               James L. Payne                     President and Chief
                                                  Executive Officer and
                                                  Director (Principal
                                                  Executive Officer)
                  *MICHAEL J. ROSINSKI          Vice President and Chief      February 8, 1994
             Michael J. Rosinski                  Financial Officer
                                                  (Principal Financial and
                                                  Accounting Officer)
                     *ROD F. DAMMEYER                    Director             February 8, 1994
               Rod F. Dammeyer
                  *WILLIAM E. GREEHEY                    Director             February 8, 1994
             William E. Greehey
                     *ROBERT D. KREBS                    Director             February 8, 1994
               Robert D. Krebs



                    *ALLAN V. MARTINI                    Director             February 8, 1994
              Allan V. Martini
                   *MICHAEL A. MORPHY                    Director             February 8, 1994
              Michael A. Morphy
                  *REUBEN F. RICHARDS                    Director             February 8, 1994
             Reuben F. Richards

                  SIGNATURE                               TITLE                     DATE
- ---------------------------------------------   --------------------------   -------------------
              *MARC J. SHAPIRO                  Director                     February  8 , 1994
               Marc J. Shapiro

              *ROBERT F. VAGT                   Director                     February  8 , 1994
               Robert F. Vagt

            *KATHRYN D. WRISTON                 Director                     February  8 , 1994
             Kathryn D. Wriston

              *MELVYN N. KLEIN                  Director                     February  8 , 1994
               Melvyn N. Klein

        *By:   /s/  DAVID L. HICKS
                   Attorney-in-fact

                                 EXHIBIT INDEX


         1.1         -- Form of Underwriting Agreement
         3.1         -- Trust Agreement of Santa Fe Energy Trust*
         4.1         -- Deposit Agreement (including form of SPER attached as Exhibit A)*
         5.1         -- Opinion of Andrews & Kurth L.L.P.*
         8.1         -- Opinion of Andrews & Kurth L.L.P. regarding tax matters (included as part of Exhibit 5.1)*
        23.1         -- Consent of Price Waterhouse*
        23.2         -- Consent of Andrews & Kurth L.L.P. (included in their opinion filed as
                        Exhibit 5.1)*
        23.3         -- Consent of Ryder Scott Company, independent petroleum engineers*
        24.1         -- A power of attorney, pursuant to which amendments to this
                        Registration Statement may be filed, is included on the signature page contained in Part II of this Registration Statement*
        99.1         -- Form of Net Profits Conveyance (Multi-State)*
        99.2         -- Form of Wasson Conveyance*
        99.3         -- Form of Louisiana Mortgage*


- ------------

* Previously filed